                           TECHNOLOGY OPTION AGREEMENT

         Agreement made as of this 19th day of May 1999, by and between Fonix Corporation, a Delaware corporation ("Fonix"), and Fonix/ASI Corporation, a Utah corporation ("ASI"; collectively with Fonix, the "Sellers"), and Lernout & Hauspie Speech Products N.V., a Belgian corporation ("L&H").

RECITALS:

         A. The Sellers are engaged in the business of the development, marketing and support of integrated dictation/transcription solution processes for healthcare organizations (the "Business") conducted principally through ASI (formerly Articulate Systems, Inc.);

         B. Pursuant to an Asset Purchase Agreement dated of even date herewith between L&H and the Sellers (the "Purchase Agreement"), the Sellers have agreed to sell and L&H has agreed to purchase substantially all the assets and business comprising the Business (such assets and business to be acquired by L&H are collectively referred to as the "Acquired Business");

         C. Pursuant to that certain Technology License Agreement dated July 7, 1998 between Articulate Systems, Inc. and Dragon Systems, Inc. ("Dragon") (the "Technology License Agreement"), ASI has licensed certain speech recognition engines, tools and language models developed with those tools (the "Dragon Recognition Technology") from Dragon for use in conjunction with ASI Products (as defined in the Technology License Agreement), which products are included in the Acquired Business;

         D. L&H has developed its own speech recognition engine and associated language modeling tools (the "L&H Technology"), which it intends to use for the purpose, in part, of replacing the Dragon Recognition Technology used in conjunction with the ASI Products;

         E. In order to maintain the continuity of the Acquired Business prior to the replacement of the Dragon Recognition Technology with the L&H Technology, L&H may desire to have the right to become an assignee of ASI or an ASI Distributor (as defined in the Technology License Agreement) under the Technology License Agreement under the terms and conditions set forth herein.

         In consideration of the execution of the Purchase Agreement and their mutual covenants and agreements contained herein, and the mutual benefits to be derived herefrom, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.  REPRESENTATIONS AND WARRANTIES

         1.1 Representation of Sellers. This Agreement has been duly authorized and delivered by each Seller and is enforceable against each Seller in accordance with its terms. Attached hereto as Exhibit A is a true and complete copy of the Technology License Agreement together with all amendments and modifications thereto. The Technology License Agreement is in full force and effect and is fully assignable by ASI as set forth in Section 13 therein. ASI has made all payments due under the Technology License Agreement and performed all the obligations required to be performed by it under the Technology License Agreement so as not to be in default thereunder, and there has not occurred any event which (whether with or without the passage of time or the giving of notice or both) would constitute such a default under the Technology License Agreement. Neither the execution, delivery nor the performance of this Agreement by either Seller nor the consummation of the transactions contemplated by this Agreement or the Purchase Agreement will conflict with or otherwise constitute a breach of, or default under, the Technology License Agreement or any other agreement or other instrument to which either of the Sellers are a party or to which either of them or any of their assets is bound.

         1.2 Representation of L&H. This Agreement has been duly authorized and delivered by L&H and is enforceable against L&H in accordance with its terms. Neither the execution, delivery nor the performance of this Agreement by L&H nor the consummation of the transactions contemplated by this Agreement or the Purchase Agreement will conflict with or otherwise constitute a breach of, or default under, any agreement or other instrument to which L&H is a party or to which it or any of its assets are bound.

ARTICLE II.  OPTION TO ASSUME

         2.1 Assumption Option. In consideration of the Purchase Price to be paid under the Purchase Agreement, as it may be adjusted pursuant to the terms of that agreement at the Closing, at any time prior to the end of the term of the Technology License Agreement (the "Assumption Exercise Period"), L&H shall have the option to acquire and assume, for no additional consideration, all of ASI's right, title and interest to the Technology License Agreement, under
Section 13.1 of the Technology License Agreement, as if the Technology License Agreement were included in the Subject Assets (the "Assumption Option"). Such assignment and assumption shall be effected by execution and delivery to Sellers and Dragon by L&H, or its designated subsidiary, of an Assignment and Assumption Agreement in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement"), without any further action required on the part of the Sellers. In connection with and subsequent to the delivery of the Assignment and Assumption Agreement, without otherwise limiting L&H's rights to the Dragon Confidential Information and the Non-Distributable Technology (as such terms are defined in the Technology License Agreement), ASI shall not disclose or provide access to L&H, its designated subsidiary or any affiliates thereof, of the Dragon Confidential Information or the Non-Distributable Technology.

ARTICLE III.  APPOINTMENT AS DISTRIBUTOR

         3.1 Appointment as Distributor; Term. During the following two periods, L&H or its designated subsidiary (the "L&H Distributor") shall have the option to be appointed by ASI in accordance with Section 2(d) of the Technology License Agreement, at L&H's sole discretion, as a nonexclusive, worldwide ASI
Distributor of ASI Products using the Dragon Recognition Technology: (a) beginning at the time of the execution of the Purchase Agreement and through the

Closing Date; and (b) as long as L&H does not exercise the Assumption Option, throughout the Assumption Exercise Period. The L&H Distributor's appointment as a distributor hereunder shall be for an initial term ending on the earlier of the termination of the Purchase Agreement prior to Closing or six months after the Closing; provided, however, that at its election, the L&H Distributor may extend the term for up to an additional six month period; and provided further that the L&H Distributor may terminate its appointment as a distributor hereunder, effective immediately, at any time.

         At L&H's sole election, the L&H Distributor's distribution rights shall include one or more of the following within the permitted Fields of Use set forth in the Technology License Agreement: (i) the right to fulfill outstanding purchase orders of either Seller received prior to the Closing; (ii) the right to provide certain warranty, maintenance and service with respect to ASI Products and Dragon Distributable Technology (as defined in the Technology License Agreement) sold by either Seller prior to the Closing; and (iii) the right to distribute ASI Products and Dragon Distributable Technology and provide warranty and maintenance services with respect thereto. Such distribution rights shall include the right to sublicense the Dragon Distributable Technology for such purposes. The L&H Distributor shall have no right to the Dragon Non-Distributable Technology or Dragon Confidential Information or access to any source code embodied in the Dragon Recognition Technology, and Sellers agree not to provide the L&H Distributor with any access thereto. The L&H Distributor is not granted any right to copy or reproduce the Dragon Distributable Technology (or any other Dragon Recognition Technology); such rights shall remain with ASI. Nothing herein shall limit L&H's rights to use its own technology or technology of persons other than Dragon with the ASI Products and sell and service the ASI Products using such non-Dragon Recognition Technology independent of this Agreement. L&H shall exercise its option to be appointed as an ASI Distributor of ASI Products using the Dragon Recognition Technology under this Section 3.1 by notifying Sellers of such exercise, in writing, in accordance with the notice procedures contained in Section 4.6 of this Agreement, which notice shall describe the scope of the distributorship with specific reference to the rights described in (i), (ii) and/or (iii) above. L&H shall not be deemed to have elected to exercise any of its options hereunder until it so notifies Fonix pursuant to the procedure contained in the previous sentence.

         Subject to the foregoing and in connection with its notice to become a distributor as described above, L&H agrees that:

                  a) Nothing herein shall grant any rights to the L&H Distributor to the Dragon Recognition Technology and Dragon Confidential Information, including without limitation all intellectual property rights therein and therefor, other than as set forth herein.

                  b) Other than as set forth herein, the L&H Distributor shall in no way use its access, if any, to the Dragon Confidential Information or Dragon Recognition Technology under this Agreement to:

                           (i)      reproduce,  sublicense,   distribute  or
                                    dispose  of  the  Dragon  Recognition
                                    Technology;

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

                           (ii) alter, create derivative works of, edit, modify, or revise the Dragon Recognition Technology;

                           (iii) reverse engineer, reverse compile, or disassemble the Dragon Recognition Technology, in whole or in part, except as expressly permitted by this Agreement, the Technology License Agreement or pursuant to applicable law.

                  c) With respect to this Agreement and the ASI Products, the L&H Distributor agrees not to in any way misrepresent, or to mislead (especially with respect to prospective customers, journalists, or market analysts, etc.) any person about the relationship between Sellers and Dragon and/or Sellers and the L&H Distributor, the duties of the L&H Distributor as specified in this Agreement, the features of Dragon's products including any technical specifications, expected benefits of use, and the origin of Dragon's products.

                  d) Should at any time the L&H Distributor acquire access to Dragon Confidential Information pursuant to this Agreement, the L&H Distributor agrees not to disclose any Dragon Confidential Information and to maintain such Dragon Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination, to refrain from sharing any or all of the information with any third party for any reason whatsoever except as required by court order, both during and after the termination of this Agreement and not to use the Dragon Confidential Information for its own benefit or for the benefit of anyone other than Dragon.

                  e) Upon written request of Sellers, or upon the expiration or other termination of this Agreement, the L&H Distributor agrees to return to Sellers or destroy any Dragon Confidential Information, if any, obtained by the L&H Distributor pursuant to this Agreement, including but not limited to all copies thereof.

                  f) The L&H Distributor shall not alter or remove any copyright, trademark, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the Dragon Recognition Technology and Dragon Documentation (as defined in the Technology Transfer Agreement) provided to it hereunder. The L&H Distributor shall reproduce and include any Dragon trademark, copyright, trade secret or proprietary information notices and other legends on every copy, in whole or in part, of the Dragon Recognition Technology subject to this Agreement.

                  g) For so long as the L&H Distributor is a distributor under this Agreement, the L&H Distributor shall cooperate with Sellers to prevent end users from copying or using Dragon Recognition Technology and Dragon Documentation provided to the end users by the

                           L&H Distributor as a distributor hereunder, outside the scope of the Technology License Agreement, or the End User License Agreement (as defined in the Technology License Agreement).

                  h) Any End User License Agreement entered into by L&H as a distributor hereunder shall be consistent with the Technology License Agreement.

                  i) The L&H Distributor represents and warrants that it does not intend to, or will, directly or indirectly, export or transmit the Dragon Recognition Technology, in whole or in part, or any Dragon Confidential Information or technical data relating thereto, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, with out prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission.

         3.2 Confidentiality Exceptions. Notwithstanding anything to the contrary in the foregoing, the obligations of the L&H Distributor under Section
3.1 shall not apply to the extent that the L&H Distributor can demonstrate that the applicable confidential information:


                  (a) was in the public domain prior to the time of its disclosure;

                  (b) entered the public domain after the time of its disclosure through means other than an unauthorized disclosure resulting from an act or omission by the L&H Distributor or Sellers;

                  (c) was independently developed or discovered by the L&H Distributor without use of the Confidential Information;

                  (d) is or was disclosed to the L&H Distributor at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no obligation of confidentiality with respect to such confidential information; or

                  (e) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order.

         3.3 Fees. If the L&H Distributor shall become an ASI Distributor under this Agreement, the L&H Distributor shall pay to ASI for each ASI Product sold that incorporates the Dragon Recognition Technology an amount equal to the payment that ASI is required to make to Dragon under Section 8 of the Technology License Agreement. Such payment shall be made on a timely basis prior to the due date of the payment from ASI to Dragon. The L&H Distributor shall provide ASI with such documentation and other information that is necessary for ASI to calculate such payment.

         3.4 Disclaimers. L&H AND ITS DESIGNATED SUBSIDIARY WHICH MAY BECOME THE L&H DISTRIBUTOR HEREUNDER ACKNOWLEDGE AND AGREE THAT DRAGON DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DRAGON RECOGNITION TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL DRAGON BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE DRAGON RECOGNITION TECHNOLOGY.

         3.5 Speech Technology Disclaimers. IT IS ALSO UNDERSTOOD AND AGREED THAT SPEECH RECOGNITION IS INHERENTLY A STATISTICAL PROCESS; THAT SPEECH RECOGNITION ERRORS ARE INHERENT IN THE PROCESS OF SPEECH RECOGNITION; THAT SPEECH RECOGNITION APPLICATIONS AND USAGE MUST BE DESIGNED TO ALLOW FOR SUCH ERRORS IN THE SPEECH RECOGNITION PROCESS. L&H AND ITS DESIGNATED SUBSIDIARY WHICH MAY BECOME THE L&H DISTRIBUTOR HEREUNDER UNDERSTAND THAT SUCH ERRORS ARE INEVITABLE AND THAT THE APPLICATION IN WHICH SUCH TECHNOLOGY IS USED MUST PROVIDE FOR HANDLING SUCH ERRORS AND THE USER MUST MONITOR THE SPEECH RECOGNITION PROCESS AND CORRECT ANY ERRORS. DRAGON SHALL IN NO EVENT BE LIABLE FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING PERSONAL INJURY RESULTING FROM ERRORS IN THE RECOGNITION PROCESS.

ARTICLE IV.  GENERAL PROVISIONS

         4.1 Independent Contractor. L&H shall not be considered an agent or legal representative of the Sellers for any purpose under this Agreement, and neither L&H nor any of its designated subsidiaries and their respective directors, officers, agents, or employees shall be, or be considered, an agent or employee of the Sellers. L&H is not granted and shall not exercise the right or authority to assume or create any obligation or responsibility, including without limitation contractual obligations and obligations based on warranties or guarantees, on behalf of or in the name of the Sellers.

         4.2 Further Assurances. Sellers from time to time after the execution of the Purchase Agreement (as applicable), at the request of L&H and without further consideration shall execute and deliver further instruments of transfer and assignment and shall take such other action as L&H may reasonably require to: (a) effectively assign the Technology License Agreement to L&H upon the exercise of the option referenced in Section 2.1 of this Agreement; or (b) enable L&H to become a distributor hereunder.

         4.3 Appointment of Attorney-in-Fact. Each Seller hereby grants to L&H, and any officer or agent of L&H, as L&H may designate in its sole discretion, a power of attorney, thereby constituting and appointing L&H (and L&H's designee) its true and lawful attorney-in-law and attorney-in-fact, coupled with an interest, for the purpose of: (a) effecting the assignment of the Technology


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

License Agreement pursuant to this Agreement and the Assignment and Assumption Agreement; or (b) becoming an ASI Distributor under this Agreement. The Sellers hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof.

         4.4 No Modification. Sellers shall not modify, alter or amend any terms or provisions of the Technology License Agreement or take any action that would otherwise materially and adversely affect L&H's rights hereunder without the written consent of L&H.

         4.5 Entire Agreement. This Agreement, including the Exhibits hereto, represents the entire agreement between the parties on the subject matter hereof and supersedes all prior discussions, agreements, and understandings of every kind and nature between them. No modification of this Agreement will be effective unless in writing and signed by L&H and Fonix.

         4.6 Notices. All notices under this Agreement shall be given in accordance with the terms of Section 11.2 of the Purchase Agreement.

         4.7 Force Majeure. Neither party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond the reasonable control and without the fault or negligence of such party. Such causes shall include, without limitation, storms, floods, other acts of nature, fires, explosions, riots war or civil disturbance, strikes or other labor unrests, embargoes and other governmental actions or regulations that would prohibit either party from performing any aspects of the obligations hereunder, delays in transportation, and inability to obtain necessary labor, supplies, or manufacturing facilities.

         4.8 Severability. The illegality or unenforceability of any provision of this Agreement shall not effect the validity and enforceability of any legal and enforceable provisions hereof.

         4.9 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties. L&H shall be able to assign its rights and obligations under this Agreement, in whole or in part, to any subsidiary of L&H or otherwise in accordance with the provisions of
Section 11.7 of the Purchase Agreement.

         4.10 Governing Law;  Venue.  The Governing Law and Venue  provisions of
Section 11.10 of the Purchase Agreement shall govern this Agreement.

         4.11 Interpretation. The parties hereto acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

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

         4.12 Headings. Any headings used herein are for convenience in reference only and are not a part of this Agreement, nor shall they in any way affect the interpretation hereof.

         IN WITNESS WHEREOF, the Sellers and L&H have caused this instrument to be executed by their duly authorized employees, as of the day and year first above written.

LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.        FONIX CORPORATION


BY:/s/
   ------------------------------------
      Gaston Bastiaens                        BY:/s/
      President and Chief Executive Officer      -------------------------------
                                               Thomas A. Murdock
                                                President and Chief Executive
                                                Officer


                                              FONIX/ASI CORPORATION



                                              BY:/s/
                                                 -------------------------------
                                                 Thomas A. Murdock
                                                 President